Exhibit 23(q)
Powers of Attorney

AEGON/TRANSAMERICA SERIES TRUST
POWER OF ATTORNEY
     NOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby make, constitute and appoint JOHN K. CARTER, DENNIS P. GALLAGHER and ELIZABETH L. BELANGER his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead and on his or her behalf (a) to sign and cause to be filed registration statements of AEGON/Transamerica Series Trust (the “Fund”) under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorney may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind he or she may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorney and agent hereunder.
     THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ John K. Carter, Trustee and Chairperson

John K. Carter, Trustee and Chairperson	Date: November 6, 2007

/s/ Leo J. Hill, Trustee

Leo J. Hill, Trustee	Date: November 7, 2007

/s/ Neal M. Jewell, Trustee

Neal M. Jewell, Trustee	Date: November 7, 2007

/s/ Russell A. Kimball, Trustee

Russell A. Kimball, Trustee	Date: November 7, 2007

/s/ Eugene M. Mannella, Trustee

Eugene M. Mannella, Trustee	Date: November 7, 2007

/s/ Norm R. Nielsen, Trustee

Norm R. Nielsen, Trustee	Date: November 7, 2007

/s/ Joyce Galpern Norden, Trustee

Joyce Galpern Norden, Trustee	Date: November 7, 2007

/s/ Patricia Sawyer, Trustee

Patricia Sawyer, Trustee	Date: November 6, 2007

/s/ John W. Waechter, Trustee

John W. Waechter, Trustee	Date: November 7, 2007